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                                                                   EXHIBIT 10.44

                                    AGREEMENT

         This Agreement is entered into as of the 20th day of September, 1999 by and between Ibis Technology Corporation, a Massachusetts corporation (the "Company") and Debra L. Nelson (the "Executive").

         WHEREAS the Executive is Chief Financial Officer of the Company and has been employed in such capacity since February 2, 1998;

         WHEREAS because of the skills and experience of the Executive and her knowledge of the Company, her service to the Company is very important to the future success of the Company;

         WHEREAS the Executive desires to enter into this Agreement to provide her with certain financial protection in the event that her employment terminates for certain reasons in connection with or within a period of time after a change of control of the Company; and

         WHEREAS the Board of Directors of the Company has determined that it is in the best interests of the Company to enter into this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

1. DEFINITIONS.

         (a) CAUSE. As used herein, "Cause" shall mean a termination for one or more of the following reasons, as determined by a majority vote of the Board:
(i) Executive's continuing failure to render services to the Company in accordance with her assigned duties and such failure of performance continues for a period of more than 120 days after notice thereof has been provided to the Executive by the Board; (ii) the Executive's willful misconduct or gross negligence; (iii) the Executive is convicted of a felony, either in connection with the performance of her obligations to the Company or which conviction materially adversely affects her ability to perform such obligations, or materially adversely affects the business activities, reputation, goodwill or image of the Company; (iv) willful disloyalty, deliberate dishonesty, breach of fiduciary duty or breach of the terms of the Employment Agreement; (v) the commission by the Executive of an act of fraud, embezzlement or deliberate disregard of the rules or policies of the Company which results in significant loss, damage or injury to the Company; (vi) the Executive's willful unauthorized disclosure of any trade secret or confidential information of the Company; or
(vii) Executive's willful commission of an act which constitutes unfair competition with the Company or which induces any employee or customer of the Company to break a contract with the Company.

         In making any determination under this Section 1(a), the Board shall act fairly and in utmost good faith and shall give the Executive an opportunity to appear and be heard at a meeting of the Board or any committee thereof and present evidence on her behalf. For purposes of this Section, no act, or failure to act, by the Executive shall be considered "willful" unless done, or admitted to be done, by the Executive in bad faith and without reasonable belief that such action or omission was in the best interest of the Company.

         (b) CHANGE OF CONTROL. As used herein, a "Change of Control" shall be deemed to have occurred if (i) there is a sale or transfer of all or substantially all of the assets of the Company in one or a series of transactions; (ii) any "person," as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (or any successor provision) (the "Exchange Act"), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act or any successor provision) of such person, shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act or any successor provision), directly or indirectly, of securities of the Company representing in the aggregate thirty percent (30%) or more of either (1) the then outstanding shares of common stock of the Company or (2) the combined voting power of all then outstanding securities

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                                                                   EXHIBIT 10.44

of the Company having the right under ordinary circumstances to vote in an election of the Board of Directors of the Company (hereafter referred to as an "Acquisition"); PROVIDED, that, notwithstanding the foregoing, an Acquisition shall not be deemed to have occurred for purposes of this clause (ii) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of common stock or other voting securities outstanding, increases (x) the proportionate number of shares of common stock beneficially owned by any person to thirty percent (30%) or more of the common stock then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to thirty percent (30%) or more of the combined voting power of all then outstanding voting securities; or (iii) there is a merger or consolidation between the Company and a entity other than a subsidiary of the Company in which the Company is not the continuing or surviving corporation and pursuant to which the holders of the Company's voting stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least 50% of the voting stock of the continuing or surviving corporation.

         (c) GOOD REASON. As used herein, a "Good Reason" shall mean a material change in the Executive's authority, functions, duties or responsibilities as Chief Financial Officer of the Company (including, without limitation, material changes in the control or managerial structure of the Company) which would cause her position with the Company to become of less dignity, responsibility, importance or scope than her position on the date hereof or as of any subsequent date prior to the Change of Control, a reduction in the Executive's salary or a material reduction in benefits from the amount of salary paid or the value of the benefits available on the date hereof or as of any subsequent date prior to the Change of Control, a transfer of the principal location of the place of performance of the Executive's duties from the Danvers, Massachusetts area without the Executive's consent, or the failure of the Board of Directors of the Company to elect the Executive as Chief Financial Officer of the Company at any time such elections are made, or removal from such office of the Company, PROVIDED that such material change is not in connection with a termination of the Executive's employment for Cause, and, PROVIDED, FURTHER, that any notice of termination by the Executive for Good Reason shall be given by her within ninety
(90) days of when she becomes aware of such change, of such failure or removal.

2. SEVERANCE COMPENSATION. In the event that at or near the time of, in connection with, or within a period of two (2) years after, a Change of Control, the Executive's employment with the Company is terminated either (i) by the Company other than for Cause or (ii) by the Executive for a Good Reason, then the Company, within ten (10) days of the applicable termination date, shall pay to the Executive, in addition to any amounts due to Executive for services rendered prior to the termination date, a lump sum amount equal to one (1) times the Executive's highest Annual Salary during the preceding three year period, including the year of such termination. Annual Salary shall mean Executive's annual base salary and bonus, excluding reimbursements and amounts attributable to stock options and other non-cash compensation.

3. CONTINUATION OF BENEFITS. In the event that at the time of, in connection with, or within a period of (2) two years after a Change in Control, the Executive's employment with the Company is terminated either (i) by the Company other than for Cause or (ii) by the Executive for a Good Reason, then the Company shall arrange to provide the Executive with life, disability, group dental and health insurance benefits substantially similar to those the Executive was receiving, immediately prior to the termination, until the earlier of (a) one (1) years following his termination date, or (b) the date upon which she becomes eligible for such coverage offered by a subsequent employer. Executive's termination date shall be the date of any qualifying event under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the COBRA coverage that may be available to Executive, if any, shall be offset by any period of coverage provided hereunder.

4. NO DUPLICATION OF COMPENSATION OR BENEFITS. The Executive's severance compensation and benefits set forth in Sections 2 and 3 above shall replace, and be provided in lieu of, any severance compensation and benefits that may be provided to Executive under any other agreement, PROVIDED, that this prohibition against duplication shall not be construed to otherwise limit Executive's rights as to payments or benefits provided under any pension plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended), deferred compensation, stock, stock option or similar plan sponsored by the Company; and FURTHER PROVIDED, that notwithstanding the foregoing, all other rights and obligations set forth in the Employment Agreement shall continue as provided for therein.

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                                                                   EXHIBIT 10.44

5. ENFORCEABILITY; REDUCTION.

         (a) If any provision of this Agreement shall be deemed invalid or unenforceable as written, this Agreement shall be construed, to the greatest extent possible, or modified, to the extent allowable by law, in a manner which shall render it valid and enforceable and any limitation on the scope or duration of any provision necessary to make it valid and enforceable shall be deemed to be a part thereof. No invalidity or unenforceability of any provision contained herein shall affect any other portion of this Agreement.

         (b) Notwithstanding anything provided herein, if the Executive is a "disqualified individual" (as defined in Section 280G of the Internal Revenue Code ("Code"), and the severance compensation and continuation of benefits provided for in Sections 2 and 3 hereof (collectively "Severance Compensation") together with any other payments which the Executive has the right to receive from the Company (or its affiliates and subsidiaries), would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the Severance Compensation shall be reduced. The reduction shall be in an amount so that the present value of the total amount received by the Executive from the Company (or its affiliates and subsidiaries) will be one dollar ($1.00) less than three (3) times the Executive's Base Amount (as defined in Section 280G of the Code) so that no portion of the amounts received by the Executive shall be subject to the excise tax imposed by Section 4999 of the Code (excise tax).

         The determination as to whether any reduction in Severance Compensation is necessary and the amount of any such reduction shall be made by the Company's independent public accountants (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and to the Executive within fifteen (15) business days of the Executive's termination date. Any such determination by the Accounting Firm shall be conclusive and binding upon the Executive and the Company. The Executive shall determine which part of the Severance Compensation shall be eliminated or reduced consistent with the requirements of this Section 5 and shall notify the Company promptly in writing; PROVIDED, that if the Executive does not make such determination within ten (10) business days of the receipt of the calculations made by the Accounting Firm, the Company shall determine which part of the Severance Compensation shall be eliminated or reduced consistent with the requirements of this Section 5 and shall notify the Executive promptly in writing of such election.

         If through error or otherwise the Executive should receive payments under this Agreement, together with other payments the Executive has the right to receive from the Company (or its affiliates and subsidiaries), in excess of one dollar ($1.00) less than three times his Base Amount, the Executive shall immediately repay the excess to the Company upon notification that an overpayment has been made.

6. MITIGATION. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for herein be reduced by any compensation earned by the Executive as the result of employment by another employer or by retirement benefits after the termination date or otherwise.

7. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Company:

                  Ibis Technology Corporation
                  32 Cherry Hill Drive
                  Danvers, MA  01923
                  Attn:  Board of Directors

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                                                                   EXHIBIT 10.44

         If to the Executive:

                  Debra  L. Nelson
                  121 Standley Street
                  Beverly, MA  01915

         In each case with a copy to:

                  Andrew J. Merken, Esq.
                  Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                  Boston, MA 02111

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

8. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

9. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

10. WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

11. ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

12. BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

13. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

14. JURISDICTION AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 7 hereof.

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                                                                   EXHIBIT 10.44

15. NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                     COMPANY:

                                     IBIS TECHNOLOGY CORPORATION

                                     By: /S/ RICHARD HODGSON
                                        -----------------------------------
                                     Richard Hodgson
                                     Chairman of the Board of Directors

                                     EXECUTIVE:

                                      /S/ DEBRA L. NELSON
                                     --------------------------------------
                                     DEBRA L. NELSON

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